EXHIBIT 99.1

INSPERITY ANNOUNCES FOURTH QUARTER AND
FULL YEAR RESULTS

•	Q4 Revenue up 14% on 10% worksite employee growth
•	Q4 EPS Increases 40% to $0.42
•	2011 EPS Increases 35% to $1.16
•	2011 Adjusted EBITDA up 35% to $82 million

HOUSTON – Feb. 14, 2012 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2011. For the fourth quarter, the company reported net income of $10.8 million, a 39.2% increase over the $7.8 million earned in the 2010 period.  Diluted earnings per share increased 40.0% to $0.42 from $0.30 in the 2010 period.

For the year ended Dec. 31, 2011, the company reported net income of $30.5 million, a 35.8% increase over the $22.4 million earned in 2010.  Diluted earnings per share increased 34.9% to $1.16, compared to $0.86 in 2010.

“2011 was an outstanding year both financially and operationally for Insperity,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “We exceeded our financial objectives and successfully implemented a strategic business transformation, which we expect to be the foundation for dynamic growth and profitability in the years ahead.”

Fourth Quarter Results

Revenues for the fourth quarter of 2011 increased 13.7% over the 2010 period due to a 9.7% increase in the average number of worksite employees paid per month and a 3.6% increase in revenues per worksite employee per month.

Gross profit increased 11.3% to $89.9 million compared to the fourth quarter of 2010 and included better than expected results from workers’ compensation and payroll taxes, including a $2.5 million payroll-related tax credit, offset by higher health insurance costs.  The average gross profit per worksite employee per month increased $4, or 1.7%, to $246 in the fourth quarter of 2011 from $242 in the 2010 period.

Operating expenses increased 7.5% to $73.3 million compared to $68.2 million in the fourth quarter of 2010, and included $2.1 million associated with the company’s rebranding initiative.  Operating expenses per worksite employee per month decreased $4, or 2.0%, to $200 in the fourth quarter of 2011 from $204 in the 2010 period.

Insperity, Inc.

Year End Results

Revenues in 2011 were $2.0 billion, a 14.9% increase over 2010.  Gross profit for the year ended Dec. 31, 2011, increased 17.8% to $351.8 million.  The average gross profit per worksite employee per month was $251 compared to $232 in 2010.

Operating expenses increased 12.6% to $294.5 million compared to 2010, and included rebranding costs of approximately $11.8 million, and $9.2 million of expenses associated with acquisitions made in mid 2010 and early 2011.  Operating expenses per worksite employee per month increased 2.9% to $210 in 2011 from $204 in 2010.  The resulting operating income for the year ended Dec. 31, 2011, was $57.3 million, a 54.7% increase over 2010.

Other expense includes the previously reported non-operational expenses of $4.4 million related to the exchange of a corporate asset and $3.1 million related to the settlement of a dispute with the Employment Development Department of the State of California.

Adjusted EBITDA increased 34.6% over 2010 to $82.2 million.  The company returned $40.8 million to stockholders, including dividends of $15.7 million and the repurchase of just over one million shares at a cost of $25.1 million. Working capital at Dec. 31, 2011, was $126.6 million.

“Our 2011 earnings per share, excluding the non-operational items, increased 54.7% over 2010 to $1.33,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer. “We are pleased with these results in a year that included our corporate rebranding and investments in our adjacent businesses.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the first quarter and full year 2012 and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 47419880.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 47419880, for one week.  The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 25 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive Workforce OptimizationTM solution in the marketplace that delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity.  Additional offerings include MidMarket SolutionsTM, Performance Management, Expense Management, Time and Attendance, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2011 revenues of $2.0 billion, Insperity operates in 56 offices throughout the United States.  For more information, visit http://www.insperity.com.

Insperity, Inc.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our Adjacent Business strategy, including acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	December 31, 2011	December 31, 2010

Assets
Cash and cash equivalents	$211,208	$234,829
Restricted cash	44,737	41,204
Marketable securities	56,987	43,367
Accounts receivable	170,933	142,107
Prepaid insurance and other current assets	32,788	33,506
Income taxes receivable	2,902	1,808
Deferred income taxes	3,233	1,267
Total current assets	522,788	498,088

Property and equipment, net	92,944	76,027
Deposits	63,960	63,371
Other assets	32,567	22,359
Total assets	$712,259	$659,845

Liabilities and Stockholders’ Equity
Accounts payable	$5,085	$3,309
Payroll taxes and other payroll deductions payable	168,652	145,096
Accrued worksite employee payroll expense	130,317	109,697
Accrued health insurance costs	9,427	15,419
Accrued workers’ compensation costs	46,548	42,081
Other accrued liabilities	36,197	38,007
Total current liabilities	396,226	353,609

Accrued workers’ compensation costs	60,054	55,730
Other accrued liabilities	—	1,261
Deferred income taxes	10,772	8,850
Total noncurrent liabilities	70,826	65,841

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	135,871	135,607
Treasury stock, cost	(134,647)	(124,464)
Accumulated other comprehensive income, net of tax	24	21
Retained earnings	243,650	228,922
Total stockholders’ equity	245,207	240,395
Total liabilities and stockholders’ equity	$712,259	$659,845

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended December 31,			Year ended December 31,
	2011	2010	Change	2011	2010	Change
	(Unaudited)
Operating results:
Revenues (gross billings of $3.246 billion, $2.895 billion, $11.700 billion and $10.169 billion, less worksite employee payroll cost of $2.751 billion, $2.459 billion, $9.724 billion and $8.449 billion, respectively)	$495,114	$435,526	13.7%	$1,976,219	$1,719,752	14.9%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	405,168	354,718	14.2%	1,624,444	1,421,216	14.3%
Gross profit	89,946	80,808	11.3%	351,775	298,536	17.8%
Operating expenses:
Salaries, wages and payroll taxes	37,675	38,343	(1.7)%	155,233	146,901	5.7%
Stock-based compensation	2,146	1,978	8.5%	8,601	8,126	5.8%
General and administrative expenses	17,517	15,540	12.7%	75,345	63,214	19.2%
Commissions	3,701	3,387	9.3%	13,451	11,881	13.2%
Advertising	8,333	5,267	58.2%	26,613	16,447	61.8%
Depreciation and amortization	3,883	3,641	6.6%	15,218	14,907	2.1%
Total operating expenses	73,255	68,156	7.5%	294,461	261,476	12.6%
Operating income	16,691	12,652	31.9%	57,314	37,060	54.7%
Other income (expense):
Interest, net	140	247	(43.3)%	969	991	(2.2)%
Other, net	(11)	(30)	(63.3)%	(7,508)	(30)	—
Income before income tax expense	16,820	12,869	30.7%	50,775	38,021	33.5%
Income tax expense	5,976	5,080	17.6%	20,305	15,581	30.3%
Net income	$10,844	$7,789	39.2%	$30,470	$22,440	35.8%
Less net income allocated to participating securities	(325)	(229)	41.9%	(908)	(657)	38.2%
Net income allocated to common shares	10,519	7,560	39.1%	29,562	21,783	35.7%
Basic net income per share of common stock	$0.42	$0.30	40.0%	$1.16	$0.86	34.9%
Diluted net income per share of common stock	$0.42	$0.30	40.0%	$1.16	$0.86	34.9%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended December 31,			Year ended December 31,
	2011	2010	Change	2011	2010	Change
	(Unaudited)
Statistical data:
Average number of worksite employees paid per month	122,065	111,249	9.7%	116,839	107,014	9.2%
Revenues per worksite employee per month (1)	$1,352	$1,305	3.6%	$1,410	$1,339	5.3%
Gross profit per worksite employee per month	246	242	1.7%	251	232	8.2%
Operating expenses per worksite employee per month	200	204	(2.0)%	210	204	2.9%
Operating income per worksite employee per month	46	38	21.1%	41	29	41.4%
Net income per worksite employee per month	30	23	30.4%	22	17	29.4%

(1)	Gross billings of $8,864, $8,675, $8,345 and $7,919 per worksite employee per month, less payroll cost of $7,512, $7,370, $6,935 and $6,580 per worksite employee per month, respectively.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended December 31,			Year ended December 31,
	2011	2010	Change	2011	2010	Change

Payroll cost (GAAP)	$2,751,184	$2,459,803	11.8%	$9,723,990	$8,449,484	15.1%
Less: Bonus payroll cost	415,548	411,903	0.9%	1,059,677	839,066	26.3%
Non-bonus payroll cost	$2,335,636	$2,047,900	14.1%	$8,664,313	$7,610,418	13.8%

Payroll cost per worksite employee (GAAP)	$7,513	$7,370	1.9%	$6,935	$6,580	5.4%
Less: Bonus payroll cost per worksite employee	1,135	1,234	(8.0)%	755	654	15.4%
Non-bonus payroll cost per worksite employee	$6,378	$6,136	3.9%	$6,180	$5,926	4.3%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended December 31,			Year ended December 31,
	2011	2010	Change	2011	2010	Change
Net income (loss) (GAAP)	$10,844	$7,789	39.2%	$30,470	$22,440	35.8%
Interest expense	89	—	—	108	—	—
Income tax expense (benefit)	5,976	5,080	17.6%	20,305	15,581	30.3%
Depreciation and amortization	3,883	3,641	6.6%	15,218	14,907	2.1%
EBITDA	20,792	16,510	25.9%	66,101	52,928	24.9%
Stock-based compensation	2,146	1,978	8.5%	8,601	8,126	5.8%
Non-operational items	—	—	—	7,496	—	—
Adjusted EBITDA	$22,938	$18,488	24.1%	$82,198	$61,054	34.6%

EBITDA represents net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Insperity, Inc.

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	Change	2011	2010	Change

Net income (GAAP)	$10,844	$7,789	39.2%	$30,470	$22,440	35.8%
Non-operational items, net of tax	—	—	—	4,493	—	—
Adjusted net income	$10,844	$7,789	39.2%	$34,963	$22,440	55.8%

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	Change	2011	2010	Change

Diluted net income per share of common stock (GAAP)	$0.42	$0.30	40.0%	$1.16	$0.86	34.9%
Non-operational items, net of tax	—	—	—	0.17	—	—
Adjusted diluted net income per share of common stock	$0.42	$0.30	40.0%	$1.33	$0.86	54.7%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the two non-operational items (loss on aircraft exchange and California settlement), net of tax.  Insperity management believes adjusted net income is a useful measure of the company’s operating performance in this period, as it allows for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.